              As filed with the Securities and Exchange Commission
                              on November 13, 1998
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      NITINOL MEDICAL TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                      95-4090463
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                     Identification Number)


27 WORMWOOD STREET, BOSTON MASSACHUSETTS                    02210
(Address of Principal Executive Offices)                 (Zip Code)


                           1998 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                                THOMAS M. TULLY
                            CHIEF EXECUTIVE OFFICER
                       NITINOL MEDICAL TECHNOLOGIES, INC.
                               27 WORMWOOD STREET
                          BOSTON, MASSACHUSETTS 02210

                                WITH A COPY TO:
                                STEVEN D. SINGER
                               HALE AND DORR LLP
                                60 STATE STREET
                                BOSTON, MA 02109

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

================================================================================

                        CALCULATION OF REGISTRATION FEE

                                                     Proposed
Title of                            Proposed         maximum
securities         Amount           maximum          aggregate       Amount of
to be              to be            offering price   offering        registration
registered         registered       per share        price           fee
--------------     -------------    --------------   -------------   ------------
Common Stock,      800,000 shares      $4.72(1)       $3,776,000(1)     $1,050
$.001 par value

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 12, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

===============================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference
              -----------------------------------------------

       The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

       (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

       (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

       (3) The description of the common stock of the Registrant, $.001 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities
              -------------------------

       Not applicable.

     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

       Not Applicable.

     Item 6.  Indemnification of Directors and Officers
              -----------------------------------------

       Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article EIGHTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides that a director, officer, employee, or agent of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by the General Corporation Law of Delaware, against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by him in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director, officer, employee or agent of the Registrant. Expenses incurred in defending an action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. If the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, or, in the case of a claim for an advancement of expenses, within 20 days after such payment is claimed, such person may bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall also be entitled to be paid the expense of prosecuting or defending such suit.

     Article Eighth of the Registrant's Second Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event the General Corporation Law of Delaware is amended to expand the indemnification permitted to directors, officers, employees and agents, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Article EIGHTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides that the Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Registrant or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of Delaware.

     Article NINTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

              Not applicable.

     Item 8.    Exhibits
                --------
Exhibit
Number          Description
----------      -----------
4.1 (1)         Second Amended and Restated Certificate of Incorporation

4.2 (2)         Amended and Restated By-Laws of the Registrant

4.3 (2)         Specimen certificate for shares of common stock

5.1             Opinion of Hale and Dorr LLP

23.1            Consent of Arthur Andersen LLP

23.2            Consent of Hale and Dorr LLP (included in Exhibit 5.1)

24 Power of Attorney (included on the signature page to this Registration Statement)

______
(1) Incorporated herein by reference to Exhibit 3.1 from the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-21001), filed with the Commission on August 5, 1998.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-06463), filed with the Commission on June 20, 1996.

     Item 9.  Undertakings
              ------------

     1.  The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 12th day of November, 1998.

                                      NITINOL MEDICAL TECHNOLOGIES, INC.



                                      By: /s/ Thomas M. Tully
                                          -------------------------------
                                          Thomas M. Tully
                                          Chief Executive Officer and President


                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Nitinol Medical Technologies, Inc., hereby severally constitute and appoint Thomas M. Tully and Steven D. Singer, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Nitinol Medical Technologies, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                  Title                             Date
-------------------------------  -----------------------------------------------  -----------------
/s/ Thomas M. Tully              Chief Executive Officer, President and           November 12, 1998
-------------------------------  Director
   Thomas M. Tully               (Principal Executive Officer)


/s/ William J. Knight            Chief Financial Officer and Vice President of    November 12, 1998
-------------------------------  Finance and Administration
   William J. Knight             (Principal Financial Officer)

/s/ Morris Simon                 Director                                         November 12, 1998
-------------------------------
   Morris Simon, M.D.

/s/ C. Leonard Gordon            Director                                         November 12, 1998
-------------------------------
   C. Leonard Gordon

/s/ Michael C. Brooks            Director                                         November 12, 1998
-------------------------------
   Michael C. Brooks

/s/ R. John Fletcher             Director                                         November 12, 1998
-------------------------------
   R. John Fletcher

/s/ Jeffrey R. Jay               Director                                         November 12, 1998
-------------------------------
   Jeffrey R. Jay, M.D.

 /s/ Robert A. Van Tassel        Director                                         November 12, 1998
-------------------------------
   Robert A. Van Tassel, M.D.

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number     Description
-------    -----------
4.1 (1)    Second Amended and Restated Certificate of Incorporation
4.2 (2)    Amended and Restated By-Laws of the Registrant
4.3 (2)    Specimen certificate for shares of common stock
5.1        Opinion of Hale and Dorr LLP
23.1       Consent of Arthur Andersen LLP
23.2       Consent of Hale and Dorr LLP (included in Exhibit 5.1)
24 Power of Attorney (included on the signature page to this Registration Statement)

______
(1) Incorporated herein by reference to Exhibit 3.1 from the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-21001), filed with the Commission on August 5, 1998.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-06463), filed with the Commission on June 20, 1996.